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                                                                   EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Joint Proxy Statement/Prospectus of United Rentals, Inc. and U.S. Rentals, Inc., on Form S-4, of our report dated April 22, 1998 of West Main Rentals and Sales, Incorporated, which appears in such Proxy Statement. We also consent to the reference to our Firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.

                                          Moss Adams LLP

Eugene, Oregon
September 8, 1998